        Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our reports by reference in the following registration statements under the Securities Act of 1933, as amended, of our report dated March 25, 2019, except for the effects of the recast of equity to which the date is January 10, 2020 with respect to the audit of the balance sheet of Salarius Pharmaceuticals, LLC as of December 31, 2018 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2018, which report appears in the December 31, 2019 annual report on Form 10-K of Salarius Pharmaceuticals, Inc.:

•registration statements on (Nos. 333-201816, 333-210283, 333-216534, 333-223499, and 333-230104) on Form S-8 filed by Salarius Pharmaceuticals, Inc.;
•registrations statement (Nos. 333-210289 and 333-231010) on Form S-3 filed by Salarius Pharmaceuticals, Inc.; and
•registration statement (No. 333-235879) on Form S-1 filed by Salarius Pharmaceuticals, Inc.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
March 23, 2020